AllianceBernstein Global Strategic Income Trust, Inc.
811-07391

77 D.-Investment Policy Changes
ALLIANCEBERNSTEIN GLOBAL STRATEGIC INCOME TRUST, INC.

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FORMER POLICIES                        CURRENT POLICIES
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Investment Objective:
Fundamental:
The Fund's primary investment          Non-fundamental:
objective is to seek a high level      The Fund's primary investment
of current income and, secondarily,    objective is to seek a high level of
capital appreciation.                  current income and, secondarily,
                                       capital appreciation.


Fundamental Investment Policies:
The Fund may not invest 25% or         The Fund may not concentrate
more of its total assets in            investments in an industry, as
securities of issuers conducting       concentration may be defined under the
their principal business activities    1940 Act or the rules and regulations
in the same industry, except that      thereunder (as such statute, rules or
this restriction does not apply to     regulations may be amended from time
U.S. Government Securities.            to time) or by guidance regarding,
                                       interpretations of, or exemptive
                                       orders under, the 1940 Act or the
                                       rules or regulations thereunder
                                       published by appropriate regulatory
                                       authorities.


The Fund may not borrow money or       The Fund may not issue any senior
issue any senior security within       security (as that term is defined in
the meaning of the 1940 Act, except    the 1940 Act) or borrow money, except
the Fund may, in accordance with       to the extent permitted by the 1940
provisions of the 1940 Act, (a)        Act or the rules and regulations
borrow money from a bank if after      thereunder (as such statute, rules or
such borrowing there is asset          regulations may be amended from time
coverage of at least 300% as           to time) or by guidance regarding, or
defined in the 1940 Act, (b) borrow    interpretations of, or exemptive
for temporary or emergency purposes    orders under, the 1940 Act or the
in an amount not exceeding 5% of       rules or regulations thereunder
the value of the total assets of       published by appropriate regulatory
the Fund, and (c) enter into           authorities.
reverse repurchase agreements and      For the purposes of this restriction,
dollar rolls.                          margin and collateral arrangements,
                                       including, for example, with respect
                                       to permitted borrowings, options,
                                       futures contracts, options on futures
                                       contracts and other derivatives such
                                       as swaps are not deemed to involve the
                                       issuance of a senior security.

The Fund may not pledge, hypothecate,  Policy eliminated.
mortgage or otherwise encumber its
assets, except to secure permitted
borrowings.

The Fund may not make loans except     The Fund may not make loans except
through (a) the purchase of loan       through (i) the purchase of debt
assignments and participations and     obligations in accordance with its
other debt obligations in accordance   investment objectives and policies;
with its investment objectives and     (ii) the lending of portfolio
policies; (b) the lending of           securities; (iii) the use of
portfolio securities; or (c) the use   repurchase agreements; or (iv) the
of repurchase agreements.              making of loans to affiliated funds as
                                       permitted under the 1940 Act, the
                                       rules and regulations thereunder (as
                                       such statutes, rule or regulations may
                                       be amended from time to time), or by
                                       guidance regarding, and
                                       interpretations of, or exemptive
                                       orders under, the 1940 Act.

The Fund may not participate on a      Policy eliminated.
joint or joint and several basis in
any securities trading account.

The Fund may not invest in             Policy eliminated.
companies for the purpose of
exercising control.

The Fund may not make short sales of   Policy eliminated.
securities or maintain a short
position, unless not more than 25%
of the Fund's net assets (taken at
market value) are held as collateral
for such sales at any one time.

The Fund may not purchase or sell      The Fund may not purchase or sell real
real estate, except that it may        estate except that it may dispose of
purchase and sell securities of        real estate acquired as a result of
companies which deal in real estate    the ownership of securities or other
or interests therein.                  instruments.  This restriction does
                                       not prohibit the Fund from investing
                                       in securities or other instruments
                                       backed by real estate or in securities
                                       of companies engaged in the real
                                       estate business

The Fund may not purchase or sell      The Fund may not purchase or sell
commodities or commodity contracts     commodities regulated by the Commodity
including futures contracts (except    Futures Trading Commission under the
foreign currencies, foreign currency   Commodity Exchange Act or commodities
options and futures, options and       contracts except for futures contracts
futures on securities and securities   and options on futures contracts.
indices and forward currency
exchange contracts or contracts for
the future acquisition or delivery
of securities and foreign
currencies and related options on
futures contracts and similar
contracts)

Related non-fundamental policy:        Related non-fundamental policy:
The Fund will not enter into a         The Fund may invest in derivatives,
futures contract or write or           including options, futures, forwards
purchase an option on a futures        and swaps.
contract if immediately thereafter
the market values of the outstanding
futures contracts of the Fund and
the currencies and futures contracts
subject to outstanding options
written by the Fund would exceed 50%
of its total assets.  The Fund will
not enter into a futures contract
or, if otherwise permitted, write or
purchase an option on a futures
contract, if immediately thereafter
the aggregate of initial margin
deposits on all the outstanding
futures contracts of the Fund and
premiums paid on outstanding
options on futures contracts would
exceed 5% of the market value of the
total assets of the Fund.  [Previous
sentence in SAI only.]The Fund will
not enter into any futures contract
(i) other than one on fixed-income
securities or based on interest
rates, or (ii) if immediately
thereafter the sum of the then
aggregate futures market prices of
financial instruments required to be
delivered under open futures
contract sales and the aggregate
futures market prices of instruments
required to be delivered under open
futures contracts purchases would
exceed 30% of the value of the
Fund's total assets.


The Fund may not invest in interests   Policy eliminated.
in oil, gas, or other mineral
exploration or development programs.

The Fund may not purchase securities   Fundamental policy eliminated.
on margin, except for such short-term
credits as may be necessary for the    Non-fundamental policy:
clearance of transactions.             The Fund may not purchase securities
                                       on margin, except (i) as otherwise
                                       provided under rules adopted by the
                                       SEC under the 1940 Act or by guidance
                                       regarding the 1940 Act, or
                                       interpretations thereof, and (ii) that
                                       the Fund may obtain such short-term
                                       credits as are necessary for the
                                       clearance of portfolio transactions,
                                       and the Fund may make margin payments
                                       in connection with futures contracts,
                                       options, forward contracts, swaps,
                                       caps, floors, collars and other
                                       financial instruments.


Non-fundamental Investment Policies:
Lending of portfolio securities is     The Fund may lend portfolio securities
limited to 25% of net assets.          to the extent permitted under the 1940
                                       Act or the rules and regulations
                                       thereunder (as such statute, rules or
                                       regulations may be amended from time
                                       to time) or by guidance regarding,
                                       interpretations of, or exemptive
                                       orders under, the 1940 Act.




The Fund will limit its investments    The Fund will limit its investment in
in illiquid securities to 15% of its   illiquid securities to no more than
net assets                             15% of net assets or such other amount
                                       permitted by guidance regarding the
                                       1940 Act.

The Fund may borrow in order to        The Fund may borrow in order to
purchase securities or make other      purchase securities or make other
investments, although it currently     investments.
limits its borrowings to 25% of its
total assets.

The Fund may enter into reverse        The Fund may invest in reverse
repurchase agreements with             repurchase agreements and dollar
commercial banks and registered        rolls.
broker-dealers in order to increase
income, in an amount up to 25% of
its total assets.  Reverse
repurchase agreements and dollar
rolls together with any borrowing by
the Fund will not exceed 25% of its
total assets.

No forward commitments will be made    The Fund may enter into forward
by the Fund if, as a result, the       commitments.
Fund's aggregate forward commitments
under such transactions would be more
than 25% of the total assets of the
Fund.

The Fund may invest up to 25% of its   The Fund may invest in loan
total assets in loan participations    participations and assignments.
and assignments.

The Fund may invest up to 20% of its   The Fund may invest in rights and
total assets in rights and warrants.   warrants.

The Fund may enter into standby        The Fund may enter into standby
commitment agreements if the           commitment agreements.
aggregate purchase price of the
securities subject to the commitments
does not exceed 25% of its assets
and the term of the commitment does
not exceed 45 days.

                                       The Fund may invest in the securities
                                       of other investment companies,
                                       including exchange-traded funds, to
                                       the extent permitted under the 1940
                                       Act or the rules and regulations
                                       thereunder (as such statute, rules or
                                       regulations may be amended from time
                                       to time) or by guidance regarding,
                                       interpretations of, or exemptive
                                       orders under, the 1940 Act or the
                                       rules or regulations thereunder
                                       published by appropriate regulatory
                                       authorities.
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